Exhibit 99.1

CBAK Energy Announces a Strategic Investment in BAK Power

DALIAN, China, Sept. 28, 2023 /PRNewswire/ -- CBAK Energy Technology, Inc. (NASDAQ: CBAT) (“CBAK Energy,” or the “Company”), a leading lithium-ion battery manufacturer and electric energy solution provider in China, today announced that its wholly-owned subsidiary, Nanjing CBAK New Energy Technology Co., Ltd (“Nanjing CBAK”), has reached an agreement with Shenzhen BAK Battery Co., Ltd. (“BAK Battery”) to acquire, from BAK Battery, a 5% stake in Shenzhen BAK Power Battery Co., Ltd. (“BAK Power”), an unrelated, well-respected power battery R&D and manufacturing company.

Under the terms of the agreement, Nanjing CBAK will acquire a 5% stake in BAK Power for RMB260 million (or approximately $35.57 million), based on a mutually agreed-upon fair market valuation of RMB5.2 billion (or approximately $710 million). As one of China’s leading companies in the development of model 46800 batteries, BAK Power has agreed to supply its battery products to CBAK Energy, creating synergy with models 46115 and 46157 batteries developed by CBAK Energy and reinforcing product supply while establishing non-compete agreements for certain key customers.

Founded in 2001, BAK Power, as one of the foremost lithium battery manufacturers in China, is dedicated to developing a global new energy business. Leveraging its core technology of self-developed lithium batteries, BAK Power focuses on promoting efficient power supply for electric vehicles and providing stable energy storage system products. BAK Power is recognized for its research and development of power batteries and advancing cylindrical lithium battery technology. BAK Power has consistently remained at the forefront of the industry due to its forward-looking approach and continuous innovation.

Existing main shareholders of BAK Power include renowned Chinese financial institutions, including: China Cinda Asset Management Co., Ltd., one of China’s largest asset management companies; Shenzhen Capital Group Co., Ltd., a top-tier Chinese private equity firm; and CMS Capital Co., Ltd., one of the largest broker-owned investment firms in China.

Yunfei Li, Chairman and Chief Executive Officer of CBAK Energy, stated, “We’re thrilled to be bringing CBAK Energy and BAK Power together. This strategic acquisition of a minority interest in BAK Power will enable us to leverage our collective expertise and resources to drive innovation and deliver advanced products to our customers, enhancing our leading position in the power battery industry and further strengthening our capability in cylindrical lithium battery production and electric energy solutions.”

About CBAK Energy

CBAK Energy Technology, Inc. (NASDAQ: CBAT) is a leading high-tech enterprise in China engaged in the development, manufacturing, and sales of new energy high power lithium batteries and raw materials for use in manufacturing high power lithium batteries. The applications of the Company’s products and solutions include electric vehicles, light electric vehicles, electric tools, energy storage, uninterruptible power supply (UPS), and other high-power applications. In January 2006, CBAK Energy became the first lithium battery manufacturer in China listed on the Nasdaq Stock Market. CBAK Energy has multiple operating subsidiaries in Dalian, Nanjing and Shaoxing, as well as a large-scale R&D and production base in Dalian.

For more information, please visit ir.cbak.com.cn.

Safe Harbor Statement

This press release contains “forward-looking statements” that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding the Company’s future results of operations and financial position, strategy, plans, and expectations for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company has attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Actual results of the Company may differ materially or perhaps significantly from those discussed herein, or implied by, these forward-looking statements.

The forward-looking statements included in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law.

For further inquiries, please contact:

In China:

CBAK Energy Technology, Inc.
Investor Relations Department
Phone: 86-18675423231
Email: ir@cbak.com.cn

Piacente Financial Communications
Ms. Hui Fan
Tel: +86-10-6508-0677
Email: CBAK@thepiacentegroup.com

In the United States:

Piacente Financial Communications
Ms. Brandi Piacente
Tel: +1-212-481-2050
Email: CBAK@thepiacentegroup.com